UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

May 13, 2015

Date of Report (Date of earliest event reported)

BALLANTYNE STRONG, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13906	47-0587703
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File No.)	Identification Number)

13710 FNB Parkway, Suite 400
Omaha, Nebraska	68154
(Address of principal executive offices)	(Zip Code)

(402) 453-4444

(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K

Item 5.01        Changes in Control of Registrant

At the Annual Meeting of Stockholders of Ballantyne Strong, Inc. (the “Company”) held on May 13, 2015 (the “2015 Annual Meeting”), Messrs. D. Kyle Cerminara, William J. Gerber, Charles T. Lanktree, Robert J. Marino and Robert J. Roschman, who have been selected by Fundamental Global Investors, LLC, and three existing directors of the Company—Samuel C. Freitag, James C. Shay and Marc E. LeBaron—were elected as members of the Company’s Board of Directors (the “Board”).  As previously disclosed, on April 21, 2015, the Company entered into a settlement agreement with Fundamental Global Investors, LLC, Fundamental Global Partners, LP, Fundamental Global Partners Master Fund, LP, Fundamental Global Partners GP, LLC and FG Partners GP, LLC (collectively, “Fundamental Global”) to settle a proxy contest relating to the election of directors at the 2015 Annual Meeting, pursuant to which the Company and Fundamental Global agreed on a slate of individuals to be nominated for election to the Board at the 2015 Annual Meeting.  Fundamental Global currently owns approximately 14.7% of the Company’s common stock, and following the 2015 Annual Meeting, its candidates constitute the majority of the Board.

Following the 2015 Annual Meeting, on May 13, 2015, Mr. Cerminara was appointed as Chairman of the Board, and the Board reconstituted the Board committees as follows: (1) the Executive Committee composed of Messrs. Cerminara (Chair), Freitag, Shay, Gerber and Lanktree; (2) the Audit Committee composed of Messrs. Shay (Chair), Gerber, Freitag, LeBaron and Marino; (3) the Compensation Committee composed of Mr. Lanktree (Chair), LeBaron, Gerber, Freitag, Cerminara, Roschman and Marino; and (3) the Nominating and Corporate Governance Committee composed of Cerminara (Chair), Freitag, Gerber, Shay, LeBaron, Lanktree, Marino and Roschman.  The Board has determined that all committee members are independent for purposes of the committees on which they serve under the NYSE MKT’s listing standards and that Mr. Shay qualifies as an “audit committee financial expert” under the SEC’s rules.

Item 5.07                                   Submission of Matters to a Vote of Security Holders

There were issued and outstanding and entitled to vote at the Annual Meeting 14,103,396 shares of common stock. There were present in person or by proxy, 13,210,586 shares representing approximately 93.67% of the common stock issued and outstanding and entitled to vote. The matters set forth below were voted upon, which the results as indicated:

Proposal No. 1- Election of Directors:

The Inspector of Elections certified the following vote tabulations for the eight nominees for election to the Board of Directors, all of whom were elected:

	For	Withheld	Broker Non-Vote
Samuel C. Freitag	9,766,425	603,322	2,840,839
Charles T. Lanktree	9,334,111	1,035,636	2,840,839
Marc E. LeBaron	9,769,310	600,437	2,840,839
William J. Gerber	9,343,740	1,026,007	2,840,839
James C. Shay	9,832,136	537,611	2,840,839
Robert J. Marino	9,345,068	1,024,679	2,840,839
D. Kyle Cerminara	9,228,610	1,141,137	2,840,839
Robert J. Roschman	9,346,268	1,023,479	2,840,839

Proposal No. 2- Advisory Vote on Executive Compensation:

The Inspector of Elections certified the following advisory vote tabulations for the non-binding resolution to approve the compensation of the Company’s Named Executive Officers, as described in the Company’s Proxy Statement:

For	Against	Abstain	Broker Non-Vote
9,437,559	922,285	9,903	2,840,839

Proposal No. 3- Ratify Appointment of Independent Auditors:

The Inspector of Elections certified the following vote tabulations for the resolution to ratify the appointment of KPMG LLP as the Company’s independent auditors for the fiscal year ending December 31, 2015.

For	Against	Abstain
11,663,577	1,512,475	34,534

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLANTYNE STRONG, INC.

Date: May 15, 2015	By:	/s/ Nathan D. Legband
Nathan D. Legband
Vice President, Chief Financial Officer and Treasurer